EXHIBIT 99.1

Citizens South Banking Corporation Announces Second Quarter 2011 Earnings of $2.0 Million

GASTONIA, N.C., July 25, 2011 (GLOBE NEWSWIRE) -- Citizens South Banking Corporation (Nasdaq:CSBC), the holding company for Citizens South Bank (the "Bank"), reported net income available to common shareholders of $2.0 million, or $0.18 per diluted share, for the quarter ended June 30, 2011, compared to net income available to common shareholders of $98,000, or $0.01 per diluted share, for the quarter ended June 30, 2010. The financial results for the quarter ended June 30, 2011, included a $4.4 million pre-tax gain related to the acquisition of New Horizons Bank and $566,000 in related acquisition and integration expenses.

President Kim S. Price stated, "We are encouraged by a number of indicators in this quarter's results, including healthy expansion of our net interest margin, continued growth in our core deposits, and a decrease in our level of nonperforming assets. We continue to focus on profitability, growing our franchise, and adding shareholder value as the community banking landscape evolves in this challenging economy."

Second Quarter 2011 Highlights:

FDIC-Assisted Acquisition – New Horizons Bank

On April 15, 2011, Citizens South Bank acquired certain assets and assumed certain liabilities of New Horizons Bank in East Ellijay, Georgia, in an FDIC-assisted transaction. The acquisition was made pursuant to the terms of a purchase and assumption agreement entered into by the Bank and the FDIC. Under the terms of this agreement, the Bank acquired certain assets of New Horizons Bank with a fair value of approximately $105.4 million, which includes $11.0 million in cash paid by the FDIC in order to consummate the transaction. The fair value of the acquired assets included $49.3 million of loans, $9.7 million of investment securities, $7.9 million of cash and cash equivalents, $6.4 million of other real estate owned ("OREO"), $19.9 million related to the FDIC's indemnification of the Bank against certain losses described below, and $970,000 of other assets. Liabilities with a fair value of approximately $102.5 million were also assumed, including $96.7 million of deposits, $4.2 million of borrowed money, and $1.6 million of other liabilities. Also, as a part of the acquisition, the Bank recorded a $221,000 core deposit intangible asset and realized a pre-tax gain on acquisition of $4.4 million, or $2.9 million after-tax.

In connection with the acquisition, the Bank entered into loss-sharing agreements with the FDIC that covered approximately $69.3 million of the $71.2 million of loans that were acquired from the FDIC (the "covered loans") and all of the $11.6 million of OREO that was acquired from the FDIC (collectively referred to as "covered assets"). Pursuant to the terms of the loss-sharing agreements, the FDIC is obligated to reimburse the Bank for 80% of all eligible losses and certain collection and disposition expenses with respect to covered assets. The Bank has a corresponding obligation to reimburse the FDIC for 80% of eligible recoveries with respect to covered assets.

Asset Quality

The linked-quarter trend of the Company's credit quality metrics was positive. For the second quarter of 2011 the Company continued to build reserves even though it reported lower net charge-offs, a stable level of past due loans, and a declining level of nonperforming non-covered assets (assets not covered under FDIC loss-sharing agreements). Net charge-offs declined from $2.9 million, or 1.99% of average non-covered loans, for the first quarter of 2011 to $1.0 million, or 0.66% of average non-covered loans for the second quarter of 2011. This quarterly decrease was largely due to the stable level of past due loans and the declining level of nonperforming non-covered loans during the second quarter. Non-covered past due loans, which includes non-covered loans that are 30 to 89 days delinquent and still accruing interest, remained flat at $5.7 million, or 0.99% of total non-covered loans, for the second quarter. Also during the second quarter, nonperforming non-covered assets declined from $32.8 million, or 3.15% of total assets at March 31, 2011, to $30.6 million, or 2.74% of total assets at June 30, 2011. This represents a decrease of $2.2 million, or 6.7%, in nonperforming non-covered assets for the second quarter. Due in part to the decline in net charge-offs and nonperforming non-covered assets during the quarter, the Company reduced its loan loss provision from $3.0 million during the first quarter of 2011 to $1.7 million during the second quarter of 2011. However, despite this decrease in the loan loss provision, the Company's allowance for loan losses to total non-covered loans increased from 2.05% at March 31, 2011, to 2.22% at June 30, 2011.

As nonperforming loans move through the disposition process and become OREO, the Company's expenses and valuation adjustments related to OREO also increases. During the second quarter of 2011 these expenses totaled $2.0 million, compared to $509,000 for the first quarter of 2011.

President Price commented, "While the general economy and real estate markets continue to be choppy in most of our markets, we are encouraged with the positive trend of our credit quality this quarter and we are cautiously optimistic that these improving trends will continue, although not necessarily in a purely linear fashion."

Loans and Deposits

Despite some improving trends in local economic conditions, loan demand continues to be soft. Total non-covered loans decreased by $29.1 million, or 4.8%, from June 30, 2010 to June 30, 2011. On a linked-quarter basis, non-covered loans decreased by $13.3 million. This decrease was largely due to a $6.1 million reduction in the Company's commercial land and residential acquisition and development loan portfolios. Management is continuing to focus on increasing business loans to the professional market, owner-occupied commercial real estate loans, and residential and personal loans to qualified consumers through competitive pricing and an active marketing campaign.

The Company continues to experience strong core deposit growth. From June 30, 2010, to June 30, 2011, non-time core deposits increased by $62.3 million, or 16.0%, to $451.0 million. On a linked-quarter basis, non-core time deposits increased by $43.4 million. A portion of this growth was due to the $21.9 million in non-time core deposits that were assumed in the New Horizons Bank acquisition. However, the remaining growth in core deposits was attributable to a continued focus on deposit gathering and increased market share due to local branch closures, mergers, and a general "flight to quality" among community bank depositors.

Capital Position

At June 30, 2011, the Bank's total risk-based, Tier 1 risk-based, and Tier 1 leverage capital ratios were 17.3%, 16.0%, and 9.4%, respectively, compared to 16.8%, 15.5%, and 9.7% respectively, at June 30, 2010. The Bank exceeded the regulatory minimum capital ratios to be considered well-capitalized by 172.9%, 267.1%, and 188.5% for total risk-based capital, Tier 1 risk-based capital, and Tier 1 leverage capital, respectively, at June 30, 2011. The Company's capital position continues to be a source of strength and provides a competitive advantage during these uncertain economic times. The Company's tangible common equity ratio remains strong at 6.5% at June 30, 2011. Also, the Company's tangible book value per share increased on a linked-quarter basis from $6.09 at March 31, 2011, to $6.29 at June 30, 2011.

Net Interest Income and Margin

The Company's net interest income for the second quarter of 2010 increased by $482,000, or 5.94%, as compared to the second quarter of 2010. Contributing to this increase was a 48 basis point increase in the Company's net interest margin from 3.24% at June 30, 2010, to 3.72% at June 30, 2011. On a linked-quarter basis, the Company's net interest margin improved by 36 basis points. The improvement on a linked-quarter basis was due to a 33 basis point increase in the Company's yield on assets coupled with a nine basis point decrease in the Company's cost of funds. The increase in the yield on assets was largely due to the New Horizons Bank acquisition which added $71.2 million of loans, which were adjusted to a fair value of $49.2 million. The accretion of the discount on these loans during the second quarter was $200,000. Also, given the Company's high level of liquidity, coupled with strong core deposit growth, the Company has been able to repay maturing time deposits or reprice these time deposits at lower market rates at maturity. This time deposit repricing has contributed to the decline in the cost of funds.

Noninterest Income and Expense

Noninterest income increased by $3.4 million to $5.9 million for the quarter ended June 30, 2011, as compared to $2.4 million of the quarter ended June 30, 2010. This increase was due to a $3.8 million increase in gain on acquisition and a $75,000 increase in service charges on deposit accounts. These increases were partly offset by decreases in the gain on sale of other assets, mortgage banking income, and commissions on the sale of non-deposit financial products.

Noninterest expense increased by $2.0 million, or 27.3%, during the second quarter of 2011 compared to the second quarter of 2010. This increase was primarily related to the $472,000 increase in acquisition and integration expenses and a $1.3 million increase in valuation adjustments on other real estate owned. These increases were partly offset by decreases in office occupancy expense, amortization of intangible assets and other noninterest expenses.

About Citizens South Banking Corporation and Citizens South Bank

Citizens South Bank was founded in 1904 and is headquartered in Gastonia, North Carolina. Deposits are FDIC insured up to applicable regulatory limits. At June 30, 2011, the Company had $1.1 billion in assets with 21 full-service offices in the Charlotte and North Georgia regions, including Gaston, Iredell, Rowan, Mecklenburg, and Union counties in North Carolina, York County in South Carolina, and Towns, Union, Fannin, and Gilmer counties in Georgia. Citizens South Bank is an Equal Housing Lender and Member, FDIC. The Bank is a wholly-owned subsidiary of Citizens South Banking Corporation, and shares of the common stock of the Company trade on the NASDAQ Global Market under the ticker symbol "CSBC." The Company maintains a website at www.citizenssouth.com that includes information on the Company, along with a list of products and services, branch locations, current financial information, and links to the Company's filings with the SEC.

The Citizens South Banking Corporation logo is available at  http://www.globenewswire.com/newsroom/prs/?pkgid=7099

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures.  Management believes that these non-GAAP measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods. Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under accounting principles generally accepted in the United States ("GAAP"), and investors should consider the company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation, or as a substitute for analysis of the Company's results or financial condition as reported under GAAP.

Cautionary Statement Regarding Forward-looking Statements

This news release contains certain forward-looking statements which include, but are not limited to, statements of our earnings expectations, statements regarding our operating strategy, and estimates of our future costs and benefits. These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Forward-looking statements speak only as of the date they are made and the Company is under no duty to update these forward-looking statements to reflect circumstances or events that occur after the date of the forward-looking statements or to reflect the occurrence of unanticipated events. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that could cause such a difference include, but are not limited to, changes in general economic conditions – either locally or nationally, competition among depository and financial institutions, the continuation of current revenue and expense trends, significant changes in interest rates, unforeseen changes in the Company's markets, and legal, regulatory, or accounting changes. The Company's reports filed from time to time with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2010, describe some of these factors.

Important Tables Follow

Quarterly Financial Highlights (unaudited)	At and For the Quarters Ended
	2011		2010
	June 30	March 31	December 31	September 30	June 30
(Dollars in thousands, except per share data)

Summary of Operations:
Interest income - taxable equivalent	$ 11,488	$ 10,457	$ 11,055	$ 11,675	$ 12,308
Interest expense	2,826	2,855	3,411	3,790	4,083
Net interest income - taxable equivalent	8,662	7,602	7,644	7,885	8,225
Less: Taxable-equivalent adjustment	69	70	70	79	114
Net interest income	8,593	7,532	7,574	7,806	8,111
Provision for loan losses	1,700	3,000	5,000	3,000	3,000
Net interest income after loan loss provision	6,893	4,532	2,574	4,806	5,111
Noninterest income	5,886	1,478	2,274	2,290	2,415
Noninterest expense	9,270	7,672	7,918	7,781	7,279
Net income (loss) before income taxes	3,509	(1,662)	(3,070)	(685)	247
Income tax expense (benefit)	1,213	(771)	(1,331)	(413)	(108)
Net income (loss)	2,296	(891)	(1,739)	(272)	355
Dividends on preferred stock	256	256	256	256	257
Net income (loss) available to common shareholders	$ 2,040	$ (1,147)	$ (1,995)	$ (528)	$ 98

Per Common Share Data:
Net income (loss):
Basic	$ 0.18	$ (0.10)	$ (0.18)	$ (0.05)	$ 0.01
Diluted	0.18	(0.10)	(0.18)	(0.05)	0.01
Weighted average shares outstanding:
Basic	11,455,642	11,491,734	11,173,174	10,844,386	9,077,042
Diluted	11,455,642	11,491,734	11,173,174	10,844,386	9,077,042
End of period shares outstanding	11,506,324	11,508,750	11,508,750	10,964,146	10,965,941

Cash dividends declared	$ 0.01	$ 0.01	$ 0.01	$ 0.04	$ 0.04
Book value	6.44	6.22	6.32	6.86	6.91
Tangible book value	6.29	6.09	6.17	6.70	6.73

Selected Financial Performance Ratios (annualized):
Return on average assets	0.73%	-0.44%	-0.74%	-0.20%	0.04%
Return on average common equity	11.00%	-6.39%	-10.68%	-2.77%	0.56%
Noninterest income to average total assets	2.12%	0.56%	0.85%	0.85%	0.87%
Noninterest expense to average total assets	3.34%	2.91%	2.95%	2.88%	2.63%

Operating Earnings (Non-GAAP):
Net income (loss) available to common shareholders	$ 2,040	$ (1,147)	$ (1,995)	$ (528)	$ 98
(Gain) loss on acquisition, net of tax	(2,695)	155	(90)	(118)	(368)
(Gain) loss on sale of investments, net of tax	--	--	--	(186)	(6)
Other-than-temporary impairment on securities, net of tax	--	--	365	--	--
Acquisition and integration expenses, net of tax	345	27	26	86	57
Net operating loss	$ (310)	$ (965)	$ (1,694)	$ (746)	$ (219)

Operating net loss per common share:
Basic	$ (0.03)	$ (0.08)	$ (0.15)	$ (0.07)	$ (0.02)
Diluted	(0.03)	(0.08)	(0.15)	(0.07)	(0.02)

Net Interest Margin (annualized):
Yield on earning assets	4.95%	4.62%	4.68%	4.91%	4.96%
Cost of funds	1.23%	1.32%	1.51%	1.66%	1.72%
Net interest rate spread	3.72%	3.30%	3.17%	3.25%	3.24%
Net interest margin (taxable equivalent)	3.78%	3.42%	3.25%	3.42%	3.48%

Quarterly Financial Highlights (unaudited)	At and For the Quarters Ended
	2011		2010
	June 30	March 31	December 31	September 30	June 30
(Dollars in thousands, except per share data)

Selected End of Period Balances:
Loans, net	$ 750,650	$ 724,655	$ 736,510	$ 754,740	$ 776,234
Investment securities	156,328	154,006	111,586	87,255	97,678
Total interest-earning assets	931,156	886,872	914,456	937,278	927,757
Total assets	1,117,993	1,041,444	1,064,487	1,087,558	1,077,431
Deposits	904,578	832,803	850,456	865,786	853,526
Shareholders' equity	94,771	92,276	93,443	95,682	96,410

Selected Quarterly Average Balances:
Loans, net	$ 753,874	$ 726,346	$ 747,054	$ 767,381	$ 780,209
Investment securities	157,513	135,645	100,691	91,361	100,501
Total interest-earning assets	918,118	902,141	928,756	915,882	949,130
Total assets	1,110,740	1,053,747	1,075,338	1,080,680	1,105,788
Deposits	896,353	841,387	853,185	853,902	859,408
Shareholders' equity	95,116	93,533	94,761	96,258	96,282

Credit Quality Information and Ratios:
Allowance for loan losses - beginning of period	$ 12,006	$ 11,924	$ 10,752	$ 9,796	$ 9,230
Add: Provision for loan losses	1,700	3,000	5,000	3,000	3,000
Less: Net charge-offs	964	2,918	3,828	2,044	2,433
Allowance for loan losses - end of period	12,742	12,006	11,924	10,752	9,797

Assets not covered by FDIC loss-share agreements:
Past due loans (30-89 days) accruing	5,687	5,692	13,787	6,602	10,145
Past due loans to total non-covered loans	0.99%	0.97%	2.34%	1.11%	1.68%

Nonperforming non-covered loans:
One-to-four family residential	1,406	2,373	1,864	2,068	1,646
Construction	--	72	14	163	896
Acquisition and development	4,244	4,675	2,560	340	691
Commercial land	3,071	4,653	4,360	5,034	3,252
Other commercial real estate	8,473	9,636	4,800	9,566	4,127
Commercial business	228	309	287	720	742
Consumer	2,483	2,639	2,529	1,930	1,652
Total nonperforming non-covered loans	19,905	24,357	16,414	19,821	13,006
Other nonperforming non-covered assets	10,723	8,463	7,650	8,557	8,239
Total nonperforming non-covered assets	30,628	32,820	24,064	28,378	21,245

Allowance for loan losses to total non-covered loans	2.22%	2.05%	2.02%	1.81%	1.62%
Net charge-offs to average non-covered loans (annualized)	0.66%	1.99%	2.59%	1.36%	3.22%
Nonperforming non-covered loans to non-covered loans	3.47%	4.15%	2.79%	3.33%	2.15%
Nonperforming non-covered assets to total assets	2.74%	3.15%	2.26%	2.61%	1.97%
Nonperforming non-covered assets to total non-covered loans and other real estate owned	5.24%	5.51%	4.03%	4.71%	3.46%

Assets covered by FDIC loss-share agreements:
Past due loans (30-89 days) accruing	12,987	7,006	5,767	8,701	5,257
Past due loans to total covered loans	7.34%	5.09%	3.91%	5.43%	3.07%

Total covered nonperforming loans	34,623	24,791	25,541	22,416	24,924
Other covered nonperforming assets	14,120	8,225	7,108	3,183	2,343
Total covered nonperforming assets	48,743	33,016	32,649	25,599	27,267

Capital Ratios:
Tangible common equity	6.49%	6.73%	6.69%	6.74%	6.86%
Total Risk-Based Capital (Bank only)	17.29%	16.70%	16.80%	16.83%	16.78%
Tier 1 Risk-Based Capital (Bank only)	16.03%	15.44%	15.54%	15.58%	15.52%
Tier 1 Leverage Capital (Bank only)	9.42%	9.89%	9.74%	9.58%	9.74%

CITIZENS SOUTH BANKING CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

	June 30,		Amount	Percent
	2011	2010	Change	Change
(Dollars in thousands)

ASSETS
Cash and cash equivalents	89,337	109,946	(20,609)	-18.74%
Investment securities available for sale, at fair value	76,930	71,802	5,128	7.14%
Investment securities held to maturity, at amortized cost	79,398	25,876	53,522	206.84%
Federal Home Loan Bank stock, at cost	5,635	6,397	(762)	-11.91%
Presold loans in process of settlement	2,109	2,529	(420)	-16.61%
Loans:
Covered by FDIC loss-share agreements	177,047	171,002	6,045	3.54%
Not covered by FDIC loss-share agreements	573,603	602,703	(29,100)	-4.83%
Allowance for loan losses	(12,742)	(9,796)	(2,946)	30.07%
Net loans	737,908	763,909	(26,001)	-3.40%
Other real estate owned	24,803	10,582	14,221	134.39%
Premises and equipment, net	25,233	15,458	9,775	63.24%
FDIC loss share receivable	43,424	36,470	6,954	19.07%
Accrued interest receivable	3,076	3,405	(329)	-9.66%
Bank-owned life insurance	18,654	17,930	724	4.04%
Intangible assets	1,636	1,988	(352)	-17.71%
Other assets	9,850	11,139	(1,289)	-11.57%
Total assets	$ 1,117,993	$ 1,077,431	$ 40,562	3.76%

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand deposits	$ 82,304	$ 69,272	$ 13,032	18.81%
Interest-bearing demand and savings	368,766	319,472	49,294	15.43%
Time deposits	453,508	464,782	(11,274)	-2.43%
Total deposits	904,578	853,526	51,052	5.98%
Securities sold under repurchase agreements	11,890	9,432	2,458	26.06%
Borrowed money	96,121	105,183	(9,062)	-8.62%
Other liabilities	10,633	12,879	(2,246)	-17.44%
Total liabilities	1,023,222	981,020	42,202	4.30%
Shareholders' Equity
Preferred stock	20,713	20,630	83	0.40%
Common stock	124	124	--	0.00%
Additional paid-in-capital	63,125	62,857	268	0.43%
Retained earnings, substantially restricted	10,287	12,774	(2,487)	-19.47%
Accumulated other comprehensive income	522	26	496	1907.69%
Total shareholders' equity	94,771	96,411	(1,640)	-1.70%
Total liabilities and shareholders' equity	$ 1,117,993	$ 1,077,431	$ 40,562	3.76%

CITIZENS SOUTH BANKING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended		Amount	Percent
	June 30, 2011	June 30, 2010	Change	Change
(Dollars in thousands)

Interest Income:
Interest and fees on loans	$ 10,329	$ 11,231	$ (902)	-8.03%
Investment securities:
Taxable interest income	983	676	307	45.41%
Tax-exempt interest income	69	188	(119)	-63.30%
Other interest income	38	99	(61)	-61.62%
Total interest income	11,419	12,194	(775)	-6.36%
Interest Expense:
Deposits	1,981	2,904	(923)	-31.78%
Borrowed money	1,652	2,300	(648)	-28.17%
Total interest expense	2,826	4,083	(1,257)	-30.79%

Net interest income	8,593	8,111	482	5.94%
Provision for loan losses	1,700	3,000	(1,300)	-43.33%
Net interest income after provision for loan losses	6,893	5,111	1,782	34.87%
Noninterest Income:
Service charges on deposit accounts	1,046	971	75	7.72%
Mortgage banking income	254	357	(103)	-28.85%
Commissions on sales of financial products	69	188	(119)	-63.30%
Income from bank-owned life insurance	214	243	(29)	-11.93%
Gain (loss) from acquisition	4,418	605	3,813	630.25%
Gain on sale of investments, available for sale	1	10	(9)	-90.00%
Gain (loss) on sale of other assets	(338)	(203)	(135)	66.50%
Other income	222	244	(22)	-9.02%
Total noninterest income	5,886	2,415	3,471	143.73%
Noninterest Expense:
Compensation and benefits	3,806	3,652	154	4.22%
Occupancy and equipment	873	1,039	(166)	-15.98%
Loan collection and other expenses	204	165	39	23.64%
Professional services	249	233	16	6.87%
Data processing	282	190	92	48.42%
Deposit insurance	361	354	7	1.98%
Amortization of intangible assets	136	154	(18)	-11.69%
Valuation adjustment on OREO	1,476	210	1,266	602.86%
OREO expense	596	202	394	195.05%
Acquisition and integration expenses	566	94	472	502.13%
Other expenses	721	986	(265)	-26.88%
Total noninterest expense	9,270	7,279	1,991	27.35%

Income before income tax expense (benefit)	3,509	247	3,262	1320.65%
Income tax expense (benefit)	1,213	(108)	1,321	-1223.15%
Net income	2,296	355	1,941	546.76%
Dividends on preferred stock	256	257	(1)	-0.39%

Net income available to common shareholders	$ 2,040	$ 98	$ 1,942	1981.63%

CITIZENS SOUTH BANKING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Six Months Ended		Amount	Percent
	June 30, 2011	June 30, 2010	Change	Change
(Dollars in thousands)

Interest Income:
Interest and fees on loans	$ 19,790	$ 19,485	$ 305	1.57%
Investment securities:
Taxable interest income	1,776	1,294	482	37.25%
Tax-exempt interest income	137	378	(241)	-63.76%
Other interest income	103	149	(46)	-30.87%
Total interest income	21,806	21,306	500	2.35%
Interest Expense:
Deposits	3,982	5,169	(1,187)	-22.96%
Borrowed money	1,698	2,308	(610)	-26.43%
Total interest expense	5,680	7,477	(1,797)	-24.03%

Net interest income	16,126	13,829	2,297	16.61%
Provision for loan losses	4,700	6,050	(1,350)	-22.31%
Net interest income after provision for loan losses	11,426	7,779	3,647	46.88%
Noninterest Income:
Service charges on deposit accounts	2,004	1,761	243	13.80%
Mortgage banking income	491	567	(76)	-13.40%
Commissions on sales of financial products	136	306	(170)	-55.56%
Income from bank-owned life insurance	397	432	(35)	-8.10%
Gain (loss) from acquisition	4,163	19,338	(15,175)	-78.47%
Gain on sale of investments, available for sale	1	44	(43)	-97.73%
Gain (loss) on sale of other assets	(326)	(266)	(60)	22.56%
Other income	500	418	82	19.62%
Total noninterest income	7,366	22,600	(15,234)	-67.41%
Noninterest Expense:
Compensation and benefits	7,454	6,295	1,159	18.41%
Occupancy and equipment	1,701	1,722	(21)	-1.22%
Loan collection and other expenses	494	291	203	69.76%
Professional services	502	467	35	7.49%
Data processing	522	331	191	57.70%
Deposit insurance	695	614	81	13.19%
Amortization of intangible assets	275	218	57	26.15%
Valuation adjustment on OREO	1,984	694	1,290	185.88%
OREO expenses	597	352	245	69.60%
Acquisition and integration expenses	611	882	(271)	-30.73%
Other expenses	2,110	1,769	341	19.28%
Total noninterest expense	16,945	13,635	3,310	24.28%

Income before income tax expense	1,847	16,744	(14,897)	-88.97%
Income tax expense	442	6,093	(5,651)	-92.75%
Net income	1,405	10,651	(9,246)	-86.81%
Dividends on preferred stock	512	513	(1)	-0.19%

Net income available to common shareholders	$ 893	$ 10,138	$ (9,245)	-91.19%
CONTACT: Gary F. Hoskins, CFO
         (704) 884-2263
         gary.hoskins@citizenssouth.com